SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 30, 2002

AdvancePCS

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21447 (Commission File Number)	75-2493381 (IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 1200, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

Registrant’s telephone number, including area code: (469) 524-4700

Item 5.  Other Events.

     On July 1, 2002, AdvancePCS (the “Company”) issued a press release with respect to its appointment of Dr. George Poste to the Company’s board of directors. Dr. Poste fills a vacancy in the company’s independent class of directors and will be up for re-nomination at the shareholders’ meeting in 2003. The Company also announced the resignations of board members Robert G. Miller and David R. Jessick, effective June 30, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit	Description

99.1	AdvancePCS Press Release dated July 1, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date:	July 3, 2002	By:	/s/ David D. Halbert Name: David D. Halbert Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	Description

99.1	AdvancePCS Press Release dated July 1, 2002.